EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Exhibit 32.1 Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. § 1350, the undersigned officer of the National Security Group, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2018

/s/ William L. Brunson, Jr.	/s/ Brian R. McLeod
Name: William L. Brunson, Jr. Title: Chief Executive Officer	Name: Brian R. McLeod, CPA Title: Chief Financial Officer